UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2013

ROCHESTER MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  0–18933

Minnesota	41-1613227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Rochester Medical Drive, Stewartville, MN 55976
(Address of principal executive offices, including zip code)

(507) 533-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐  Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 8.01. Other Events.

On September 4, 2013, Rochester Medical Corporation (“Rochester Medical”) announced that it had entered into an Agreement and Plan of Merger, dated as of September 3, 2013, with C. R. Bard, Inc., a New Jersey corporation (“Bard”), and Starnorth Acquisition Corp., a Minnesota corporation and wholly owned subsidiary of Bard, pursuant to which Bard will acquire all of the outstanding shares of Rochester Medical for the consideration specified therein (the “Merger”).

The applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 for Bard’s proposed acquisition of Rochester Medical expired at 11:59 P.M. on October 17, 2013.

About Rochester Medical

Rochester Medical Corporation develops, manufactures, and markets disposable medical catheters and devices for urological and continence care applications.  Rochester Medical also sells certain ostomy and wound and scar care products and other brands of urological products into the European marketplace.

For further information, please contact Anthony J. Conway, President and Chief Executive Officer or David A. Jonas, Chief Financial Officer of Rochester Medical Corporation at (507) 533-9600 or Mike Piccinino, at Westwicke Partners (443) 213-0500.  More information about Rochester Medical is available on its website at http://www.rocm.com.

Additional Information about the Proposed Transaction and Where You Can Find It

Rochester Medical has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other relevant materials in connection with the proposed acquisition of the Company by Bard. The definitive proxy statement has been mailed to Company shareholders. The proxy statement contains important information about the Merger and related matters. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY. Investors and shareholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Rochester Medical through the web site maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement from Rochester Medical by contacting investor relations by telephone at +1 (507) 533-9600, by mail at Rochester Medical Corporation, One Rochester Medical Drive, Stewartville, MN, 55976, Attn: Investor Relations, or by going to Rochester Medical’s Investor Relations page on its corporate website at http://www.rocm.com

Information Regarding Participants

Rochester Medical and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Rochester Medical in connection with the Merger. Information regarding the interests of these directors and executive officers in the transaction described herein is set forth in the definitive proxy filed with the SEC. Additional information regarding these directors and executive officers is also included in Rochester Medical’s proxy statement for its 2013 Annual Meeting of Shareholders, which was filed with the SEC on December 28, 2012. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Rochester Medical by contacting investor relations by telephone at +1 (507) 533-9600, by mail at Rochester Medical Corporation, One Rochester Medical Drive, Stewartville, MN, 55976, Attn: Investor Relations, or by going to Rochester Medical’s Investor Relations page on its corporate website at http://www.rocm.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCHESTER MEDICAL CORPORATION

By:	/s/ David A. Jonas
David A. Jonas
Chief Financial Officer

Date: October 18, 2013